Exhibit 10.6

Willard W. Brittain

58 Beech Hollow Lane

Princeton, NJ 08540

(609) 430-1249

wbrittain@preod.com

March 19, 2007

Mr. Peter T. Grauer

Lead Independent Director

DaVita, Inc.

601 Hawaii Street

El Segundo, CA 90245

Dear Peter:

This is to confirm my agreement to resign as a director of DaVita, Inc. (the “Company”) if the Audit Committee of the Company should decide to retain PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and if PricewaterhouseCoopers LLP would not otherwise be considered “independent” under the rules of the Securities Exchange Commission.

Very truly yours,

/s/ Willard W. Brittain
Willard W. Brittain